UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

Gulfport Energy Corporation

(Exact name of registrant specified in its charter)

Delaware	000-19514	73-1521290
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

3001 Quail Springs Parkway Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-4600

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None[1]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

[1]	On November 27, 2020, our common stock was suspended from trading on the NASDAQ Stock Market LLC (“NASDAQ”). On November 30, 2020, our common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “GPORQ”. On February 2, 2021, NASDAQ filed a Form 25 delisting our common stock from trading on NASDAQ, which delisting became effective 10 days after the filing of the Form 25. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our common stock under section 12(b) of the Exchange Act became effective on February 12, 2021.

Item 1.03 – Bankruptcy or Receivership

As previously disclosed, on November 13, 2020, Gulfport Energy Corporation (“Gulfport”) and certain of its subsidiaries (together with Gulfport, the “Company” or the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Company’s chapter 11 cases (the “Chapter 11 Cases”) are jointly administered under the caption In re Gulfport Energy Corporation, et al., Case No. 20-35562 (DRJ).

On April 28, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Amended Joint Chapter 11 Plan of Reorganization of Gulfport Energy Corporation and Its Debtor Subsidiaries (the “Plan”). The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied (the “Effective Date”). Capitalized terms used under this heading titled “Item 1.03 – Bankruptcy or Receivership” but not otherwise defined herein shall have the meanings given to such terms in the Plan.

Summary of the Plan

The following is a summary of the material terms of the Plan as approved and confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, and the Plan, which is attached hereto as Exhibit 2.2 incorporated herein by reference. Among other things, the Plan provides for (in each case, as more fully described in the Plan):

●	the RBL Lenders and DIP Lenders, each with The Bank of Nova Scotia as administrative agent, have agreed that the RBL Credit Facility and DIP Facility, respectively, will convert into the $580 million Exit Facility upon the Effective Date, subject to the terms and conditions set forth in the Exit Facility Documentation;

●	certain members of the Ad Hoc Noteholder Group have agreed to backstop the Rights Offering of at least $50 million in exchange for New Preferred Stock;

●	Holders of Allowed General Unsecured Claims against Gulfport Parent will receive their Pro Rata share of: (a) $10 million in Cash, subject to adjustment by the Unsecured Claims Distribution Trustee; (b) 100% of the Mammoth Shares; and (c) 4% of the New Common Stock of the Reorganized Debtors, subject to dilution and certain adjustments;

●	Holders of Allowed Notes Claims against Gulfport Parent will waive their entitlement to a Cash recovery or any of the Mammoth Shares, and will cap their recovery at 96% of the New Common Stock of the Reorganized Debtors, which will be drawn first from the Gulfport Subsidiaries Equity Pool and then from the Gulfport Parent Equity Pool to the extent required due to dilution as a result of distributions made to General Unsecured Claims against Gulfport Subsidiaries (excluding distributions to Unsecured Surety Claims);

●	Holders of Allowed Notes Claims against Gulfport Subsidiaries and Allowed General Unsecured Claims against Gulfport Subsidiaries will receive their Pro Rata share of: (a) the Gulfport Subsidiaries Equity Pool; (b) the New Unsecured Notes; and (c) the Rights Offering Subscription Rights;

●	a Class of Convenience Claims consisting of (a) Allowed General Unsecured Claims of $300,000 or less or (b) Allowed General Unsecured Claims over $300,000 that the applicable Holder has irrevocably elected to have reduced to $300,000 and treated as Convenience Claims, will share in a $3,000,000 Cash distribution pool, which the Unsecured Claims Distribution Trustee may increase by an additional $2,000,000 by reducing the Gulfport Parent Cash Pool;

●	an Unsecured Claims Distribution Trustee will administer a trust to make distributions to Allowed General Unsecured Claims and Allowed Convenience Claims and to exercise certain consent rights with respect to the settlement and Allowance of disputed General Unsecured Claims and Convenience Claims;

●	each Intercompany Claim shall be cancelled in exchange for the distributions contemplated by the Plan to Holders of Claims against and Interests in the respective Debtor entities and shall be considered settled pursuant to Bankruptcy Rule 9019;

●	each Holder of an Intercompany Interest shall receive no recovery or distribution and shall be Reinstated solely to the extent necessary to maintain the Debtors’ prepetition corporate structure for the ultimate benefit of the Holders of New Common Stock and New Preferred Stock; and

●	the Existing Interests in Gulfport Parent will be cancelled, released, and extinguished, and will be of no further force or effect, without any distribution.

Capital Structure

There were 160,762,186 shares of the Company’s common stock outstanding as of February 22, 2021. On the Effective Date, the Company’s common stock will be cancelled and Holders thereof will not receive a distribution on account of their equity interests. Under the Plan, the Reorganized Debtors’ New Organizational Documents will be adopted on the Effective Date. The Reorganized Debtors’ New Organizational Documents will authorize the applicable Reorganized Debtors to issue the New Common Stock and New Preferred Stock.

The New Common Stock and New Preferred Stock of the applicable Reorganized Debtors issued pursuant to the Plan will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code and Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Certain Information Regarding Assets and Liabilities of the Company

In the Company’s most recent monthly operating report filed with the Bankruptcy Court on March 26, 2021, the Company reported total assets of approximately $2,647,529,000 and total liabilities of approximately $2,903,585,000 as of February 28, 2021. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit
2.1	Order (I) Confirming the Amended Joint Chapter 11 Plan of Reorganization of Gulfport Energy Corporation and Its Debtor Subsidiaries and (II) Granting Related Relief.
2.2	Amended Joint Chapter 11 Plan of Reorganization of Gulfport Energy Corporation and Its Debtor Subsidiaries.
104.0	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2021	GULFPORT ENERGY CORPORATION

	By:	/s/ Patrick K. Craine
		Name:	Patrick K. Craine
		Title:	General Counsel and Corporate Secretary

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